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                                                                EXHIBIT 12.1

NORSKE SKOG CANADA LIMITED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS OF DOLLARS, EXCEPT RATIOS)

COMPUTATION UNDER CANADIAN GAAP

                                                                                                   Years            Three months
                                                                              Six months           ended                ended
                                                     Years ended June            ended          December 31,          March 31,
                                                --------------------------    December 31,    ----------------    ----------------
                                                  1998      1999     2000        2000         2001       2002      2002      2003
                                                -------    -----    ------    ------------    -----    -------    ------    ------
Earnings (loss) from continuing operations
before income taxes                             $(146.0)   $28.7    $135.0       $132.3       $23.3    $(199.1)   $(63.7)   $(37.0)
Add: fixed charges                                  1.7      1.7         -            -        34.1       77.9      22.4      17.4
Less: interest capitalized                            -        -         -            -           -          -         -      (0.1)
                                                -------    -----    ------       ------       -----    -------    ------    ------
Earnings (loss) from continuing operations
   before income taxes and fixed charges        $(144.3)   $30.4    $135.0       $132.3       $57.4    $(121.2)   $(41.3)   $(19.7)

Fixed charges:
   Interest incurred                                1.7      1.7         -            -        32.7       73.4      21.0      16.1
   Amortization of debt costs                         -        -         -            -         1.4        4.5       1.4       1.3
                                                -------    -----    ------       ------       -----    -------    ------    ------
Total fixed charges                             $   1.7    $ 1.7    $    -    $       -       $34.1    $  77.9    $ 22.4    $ 17.4

Ratio of earnings to fixed charges                   (a)    17.9x       (b)          (b)        1.7x        (a)       (a)       (a)

COMPUTATION UNDER U.S. GAAP

                                                                                                   Years            Three months
                                                                              Six months           ended                ended
                                                     Years ended June            ended          December 31,          March 31,
                                                --------------------------    December 31,    ----------------    ----------------
                                                  1998      1999     2000        2000         2001       2002       2002      2003
                                                -------    -----    ------    ------------    ------    -------    ------    ------
Earnings (loss) from continuing operations
before income taxes                             $(146.0)   $47.5    $126.1       $123.2       $(21.5)   $(140.9)   $(56.1)    $10.0
Add: fixed charges                                  1.7      1.7         -            -         34.1       77.9      22.4      17.4
Less: interest capitalized                            -        -         -            -            -          -         -      (0.1)
                                                -------    -----    ------       ------       ------    -------    ------     -----
Earnings (loss) from continuing operations
before income taxes and fixed charges           $(144.3)   $49.2    $126.1       $123.2       $ 12.6    $ (63.0)   $(33.7)    $27.3

Fixed charges:
   Interest incurred                                1.7      1.7         -            -         32.7       73.4      21.0      16.1
   Amortization of debt costs                         -        -         -            -          1.4        4.5       1.4       1.3
                                                -------    -----    ------       ------       ------    -------    ------     -----
Total fixed charges                             $   1.7    $ 1.7    $    -       $    -       $ 34.1    $  77.9    $ 22.4     $17.4

Ratio of earnings to fixed charges                   (a)    28.9x       (b)          (b)          (a)        (a)       (a)      1.6x

(a) Under Canadian GAAP, earnings were insufficient to cover fixed charges for the three months ended March 31, 2003 and 2002, the year ended December 31, 2002 and the year ended June 30, 1998 by $37.1 million, $63.7 million, $199.1 million and $146.0 million, respectively. Under U.S. GAAP, earnings were insufficient to cover fixed charges for the three months ended March 31, 2002, the years ended December 31, 2002 and 2001 and the year ended June 30, 1998 by $56.1 million, $140.9 million, $21.5 million and $146.0 million, respectively.

(b) No ratio was calculated for the year ended June 30, 2000 and for the six months ended December 31, 2000 as the Company did not have indebtedness during these periods.